Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. No. 333-218929 and No. 333‑229415) of our report dated March 31, 2021, relating to the consolidated financial statements of Broadway Financial Corporation and Subsidiary, which report appears in the Form 10-K of Broadway Financial Corporation for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Los Angeles, California
March 31, 2021